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                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT


         This Consulting Agreement ("Agreement") is entered into between eResource Capital Group, Inc. (formerly known as Flightserv.com), a Delaware Corporation, its affiliates and subsidiaries (collectively, the "Company"), on the one hand, and Todd Bottorff ("Executive"), on the other hand.

                              W I T N E S S E T H:

         WHEREAS, Executive has been employed by the Company pursuant to an employment agreement dated May 7, 2000 (the "Employment Agreement");

         WHEREAS, the Company and Executive mutually desire Executive to resign from his position at the Company, effective December 8, 2000 (the "Termination Date");

         WHEREAS, the Company desires Executive to provide it with consulting services from time to time and Executive is willing to provide such services to the extent set forth below;

         WHEREAS, the Company and Executive have independently negotiated the terms of this Agreement, and desire to settle fully and finally all potential claims either party may have against the other party; and

         WHEREAS, except as expressly provided herein, the Company and Executive intend that this Agreement supersedes the Employment Agreement and any provisions of any other agreements between the Company and Executive;

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows as of the date this Agreement is signed by Executive below (the "Effective Date"):


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1.       Consulting Services.

         (a) For a period of eight months from the Termination Date (the "Consulting Term"), Executive will provide consulting services to the Company from time to time upon the Company's request. Executive shall perform such services in Atlanta, Georgia and the nature of the services shall be as mutually agreed by Executive and the Company from time to time. The Company may require Executive to provide up to two hours of such services in any week during the Consulting Term, provided the Company has requested such services from Executive at least two business days in advance and Executive has actual notice of such request. Any such services shall be conducted at whatever times Executive in his sole discretion determines to be acceptable. The Company acknowledges and agrees that Executive may for reasonable periods of time during the Consulting Term be outside the greater Atlanta metropolitan area to engage in activities for other business endeavors or for vacation. On such days, Executive shall not be required to provide any consulting services to the Company. If Executive, in his sole discretion, performs additional or different consulting services for the Company or provides services upon less than two business days notice, such actions by Executive shall not be a waiver of his rights under this Section to limit the kinds and amounts of consulting services he must provide during the remainder of the Consulting Term or to refuse to provide such services upon notice of less than two business days.

         (b) The Company shall not be entitled to terminate this Agreement, stop making the payments under Section 2, or refuse to abide by any of the stock option provisions in Section 3 based on a contention that it is not using or is any way dissatisfied with Executive's consulting services.


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         (c) Executive's consulting obligations under this Section 1 shall not in any way prohibit or otherwise restrict him from accepting or performing full time employment on behalf of himself or any business venture.

2.       Payments to Executive.

         The Company shall (a) continue to pay Executive his salary for a period of eight months from the Termination Date at the rate of $160,000 per year, which continued salary payments shall be made in accordance with the Company's standard payroll practices and procedures for its salaried employees generally, but in no event less frequently than twice per month at the rate of $6,666.67 per payment, and (b) pay on Executive's behalf all COBRA premiums necessary to continue benefits coverage for Executive for eight months from the Termination Date. The Company shall not withhold any amounts for taxes from the payments under this Section 2. Executive agrees that he is responsible for any personal federal and state tax liabilities arising as a result of the payments under this
Section 2 and further agrees to indemnify and hold harmless the Company for any such taxes and penalties assessed because Executive failed to pay timely the taxes due on such payments.

3.       Stock Options.

         (a) In accordance with Section 3(c) of the Employment Agreement, the Company hereby grants Executive an option (the "Option"), pursuant to the Option Agreement attached as Exhibit B, to purchase 500,000 shares (the "Shares") of the Company's common stock, par value $0.04 per share, at an exercise price of $1.4375 per share. Any and all Shares subject to the Option not vested as of the Effective Date shall vest as of the Effective Date. Executive shall have the right to exercise all or any part of the Option at any time prior to three (3) years after the Effective Date.


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         (b)      The Company shall file a registration statement on Form S-8 with the Securities Exchange Commission such that all of the Shares subject to the Option shall be registered shares upon the exercise of the Option. Such registration statement shall be effective prior to February 15, 2001.

         (c) If Executive seeks to acquire by exercise of the Option all or part of the registered Shares and the Company declines to allow him to acquire such Shares, whether because the Company has not obtained shareholder approval for the Option or otherwise, the Company shall pay Executive, within ten days after his attempt to acquire such Shares, (i) an amount equal to the difference between the number of Shares Executive sought to acquire multiplied by the closing price for a share of the Company's common stock as of the date Executive sought to acquire such shares, on the one hand, and $1.4375 per share multiplied by the number of shares Executive sought to acquire, on the other hand, and (ii) an additional payment sufficient for Executive to pay any federal, state and local income tax and social security or other employment tax on the amount paid under this Section 3(c), as well as any additional federal, state and local income tax and social security or other employment tax on any such payment, determined using the top marginal rates of federal, state and local income taxes and social security or other employment taxes applicable to the Executive's taxable income in effect for the year of payment.

         (d) At any time prior to the date eighteen (18) months after the Effective Date, the Company may require Executive to exercise and sell up to 100,000 of the Shares (the "Company Exercise Shares") subject to the Option by delivering a written notice to Executive; provided, however, that the Company may do so only if (i) the share price reported on the American Stock Exchange for the Company's common stock on the date of such notice exceeds $2.50, and
(ii) Executive has not previously exercised and sold the Company Exercise Shares pursuant to


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Section 3(e). Within five (5) days after his receipt of such written notice,
Executive shall promptly exercise and sell the number of Company Exercise Shares set forth in the written notice by (i) sending notice and payment as required under Section 9 of the Option Agreement and (ii) copying the Company on written instructions to Executive's broker that it shall sell the number of Company Exercise Shares set forth in the written notice no later than immediately on receipt and distribute directly to the Company a check equal to (x) the gross proceeds from the sale of such shares less (y) $2.50 multiplied by the number of Company Exercise Shares set forth in the written notice.

         (e) At any time prior to the date eighteen (18) months after the Effective Date, Executive may exercise the Company Exercise Shares even if the Company has not provided him written notice to do so under Section 3(d) if the share price reported on the American Stock Exchange for the Company's common stock on the date of such exercise exceeds $3.25. Executive may exercise the Company Exercise Shares by (i) sending notice and payment as required under
Section 9 of the Option Agreement and (ii) copying the Company on written instructions to Executive's broker that it shall sell the Company Exercise Shares no later than immediately on receipt and distribute directly to the Company a check equal to (x) the gross proceeds from the sale of such shares less (y) $250,000.

         (f) The Company recognizes that the exercise and corresponding sale back to the Company contemplated under Sections 3(d) and (e) is a single transaction and will report only the net amount Executive realizes from the total transaction as ordinary income, i.e., the amount of ordinary income reported will not exceed $1.07 per share ($2.50 sale price less $1.43 exercise price).


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         (g)      Except as set forth in Section 3(d) or 3(e), Executive
covenants and agrees that he shall not exercise the Company Exercise Shares for eighteen (18) months after the Effective Date. At 5:00 p.m. on the date eighteen
(18) months after the Effective Date, the Company's rights in the Company Exercise Shares shall expire if Executive has not as of that date and time received notice under Section 3(d) or exercised such Shares under Section 3(e), and Executive shall thereafter have the right to exercise such Shares in his sole discretion at any time prior to three years after the Effective Date, and the Company shall have no right to any proceeds of the sale of any such Shares.

         (h) The Company's interest in the Company Exercise Shares shall not in any way limit Executive's right in his sole discretion to exercise up to 400,000 Shares at any time prior to three years after the Effective Date, and the Company shall have no right to any of the proceeds of the sale of any such Shares, even if exercised within the first eighteen months after the Effective Date.

         (i) Except when selling the Company Exercise Shares, Consultant shall not on a single trading day sell any Shares in excess of the number of Shares equal to 25% of the average daily trading volume of the Company's common stock over the five trading days immediately preceding such sale.

         (j) The Company hereby agrees and covenants that it will not take any action, or omit to take any action, that could have the effect of canceling or terminating the Option, including without limitation pursuant to any term, provision or condition of the option plan pursuant to which the Option is granted (including without limitation Section 8.3 of the FlightServe.Com 2000 Stock Option Plan), except as set forth in Section 4(c), Section 6(b) or Section 10(d) of this Agreement.


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4.       General Release and Covenant Not to Sue by Executive and the Company.

         (a) Both parties acknowledge and agree that by carrying out the terms of this Agreement, neither admits that any liability exists vis-a-vis the other and both expressly deny same.

         (b) Executive hereby releases, discharges, and covenants not to sue the Company, its predecessors, successors, parents, subsidiaries, affiliates, divisions, assigns, employees, officers, directors, shareholders, representatives, attorneys, and agents, collectively, separately, and severally (the "Company and its Representatives"), from or for any and all state, local or federal claims, causes of action, liabilities, debts, contracts, agreements, damages, losses, costs, expenses, and judgments of every type and description whatsoever, known and unknown (including, but not limited to, claims arising under the Civil Rights Act of 1964, as amended; 42 U.S.C. ss. 1981; the Rehabilitation Act of 1973, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Fair Labor Standards Act of 1938, as amended; and the Americans with Disabilities Act; and claims of breach of contract, breach of covenant of good faith and fair dealing and wrongful termination of employment; and claims for bonus, benefits, reinstatement or attorneys' fees;) (collectively, "Claims") which he, his heirs, administrators, executors, personal representatives, beneficiaries, agents, and assigns, collectively, separately or severally ("Executive and his Representatives"), has had, now has or may have or claim to have against the Company and its Representatives. Executive represents and warrants that neither he nor any of his Representatives has filed any complaint or commenced any action against the Company or its Representatives or assigned any Claims to any other individual or entity.

         (c) If a court has reached a final determination that Executive or his Representatives have breached this Agreement by filing a lawsuit, action or claim against the Company or its


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Representatives asserting any of the Claims released herein, (i) Executive will hold the Company harmless and reimburse the Company for the full amount of any and all expenses, including any costs and attorneys' fees, associated with defending such action, and (ii) the Company shall be entitled to stop paying Executive under Section 2, recoup from Executive all amounts paid under Section 2, and cancel any unexercised potion of the Option.

         (d) The Company and its Representatives hereby release, discharge, and covenant not to sue Executive and his Representatives from or for any and all Claims which the Company and its Representatives has had, now has or may have or claim to have against Executive and his Representatives. The Company represents and warrants that neither it nor any of its Representatives has filed any complaint or commenced any action against Executive or his Representatives or assigned any Claims to any other individual or entity.

         (e) If a court has reached a final determination that the Company or its Representatives have breached this Agreement by filing a lawsuit, action or claim against Executive or his Representatives asserting any of the Claims released herein, the Company will hold Executive harmless and reimburse Executive for the full amount of any and all expenses, including any costs and attorneys' fees, associated with defending such action.

5.       Survival of Executive's Indemnification Rights.

         Executive's rights to indemnification by the Company under the Company's bylaws and Section 8 of the Employment Agreement are not released by this Agreement and shall remain in full force and effect.

6.       Survival of Certain of the Company's Rights under the Employment
         Agreement.

         (a) Executive hereby agrees that the Trade Secrets, Trade Name, Confidential Information, Nonsolicitation of Customers and Vendors, Nonsolicitation of Employees and


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Reasonable and Necessary Restrictions provisions contained in Section 7 of the
Employment Agreement shall remain in full force and effect in accordance with their terms. Solely for the purpose of determining the "Nonsolicitation Period" applicable to the Nonsolicitation of Customers and Vendors, and Nonsolicitation of Employees provisions contained in Section 7 of the Employment Agreement, Executive shall be deemed to have terminated his employment for any reason other than for "Good Reason" (as defined in the Employment Agreement), and thus, the Nonsolicitation Period shall continue for two years following the Termination Date. For the purpose of interpreting the provisions of Section 7 of the Employment Agreement, the definition of "Business" shall include the acquisition of or substantial investment in technology or internet companies for the purpose of enhancing the value of such companies.

         (b) If a court has reached a final determination that Executive has breached the Trade Secrets, Trade Name, Confidential Information, Nonsolicitation of Customers and Vendors, or Nonsolicitation of Employees provisions contained in Section 7 of the Employment Agreement, the Company shall be entitled to stop paying Executive under Section 2 and cancel any unexercised potion of the Option.

7.       Termination of Remainder of Employment Agreement.

         The Company and Executive agree that, except as otherwise set forth in Sections 5 and 6 of this Agreement, the Employment Agreement and any amendments thereto are hereby terminated and of no further force and effect.

8.       Return of Materials.

         Within ten days after the Effective Date, Executive shall return to the Company (a) all documents (and copies thereof), including but not limited to notes and recordings, in his possession pertaining to the Company's, its subsidiaries' or affiliates' Trade Secrets or


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Confidential Information, as those terms are defined in the Employment Agreement and (b) all other property furnished to him by the Company, including but not limited to office equipment (including his laptop computer), corporate credit cards, business cards, keys, software, and computer disks.

9.       Press Release.

         The Company shall issue a press release in the form attached to this Agreement as Exhibit A (the "Press Release") within five days after the Effective Date.

10.      Mutual Non-Disparagement; Company Reference.

         (a) Except as otherwise required by law as set forth below, Executive, on behalf of himself and his Representatives, hereby agrees and covenants (i) that he and his Representatives shall not make any material statement, written or verbal, in the media or otherwise (including but not limited to such statements to the Company's outside directors, employees, investors or shareholders, the American Stock Exchange, or the Securities and Exchange Commission), or encourage such statements by any other person, in disparagement of the Company or its Representatives, including but not limited to negative references to the Company's products, services, corporate policy or management, or statements concerning areas about which he disagrees with recent management decisions or risks assumed by the Company, and (ii) not to provide assistance to individuals or entities, other than the Company, in pursuing claims, causes of action or other matters adverse to the Company and its Representatives. In addition, Executive represents and warrants that since the Termination Date he has not made any material statement to anyone outside the Company, written or verbal, in the media or otherwise, and has not encouraged such statements by any other person, in disparagement of the Company or its Representatives.


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         If Executive has a good faith belief (upon advice of counsel) that providing information or assistance otherwise in violation of this Section 10(a) is required by law, Executive shall notify the Company in writing of such request by certified mail within five days after receiving a request for such information or assistance, unless Executive has a good faith belief (upon advice of counsel) that such notice is prohibited by law. Executive shall make reasonable efforts to delay providing such information or assistance until after he has notified the Company in writing of the request and has given the Company at least seven days to raise its objections with the individual, entity or tribunal making such request of Executive. Nothing in this Section 10(a) shall be interpreted to require Executive at any time to disobey a subpoena or court or agency order.

         (b) Except as otherwise required by law as set forth below, the Company, on behalf of itself and its Representatives, hereby agrees and covenants (i) that the Company and its directors, officers and managers shall not make any material statement, written or verbal, in the media or otherwise, or encourage such statements by any other person, in disparagement of Executive, including but not limited to negative references to Executive's job performance, abilities, qualifications or character, and (ii) not to provide assistance to individuals or entities in pursuing claims, causes of action or other matters adverse to the Executive and his Representatives. In addition, the Company represents and warrants that since the Termination Date it has not made any material statement to anyone outside the Company, written or verbal, in the media or otherwise, and has not encouraged such statements by any other person, in disparagement of Executive.

         If the Company has a good faith belief (upon advice of counsel) that providing information or assistance otherwise in violation of this Section 10(b) is required by law, the


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Company shall notify Executive in writing of such request by certified mail within five days after receiving a request for such information or assistance, unless the Company has a good faith belief (upon advice of counsel) that such notice is prohibited by law. The Company shall make reasonable efforts to delay providing such information or assistance until after it has notified Executive in writing of the request and has given Executive at least seven days to raise his objections with the individual, entity or tribunal making such request of the Company. Nothing in this Section 10(b) shall be interpreted to require the Company at any time to disobey a subpoena or court or agency order.

         (c) If contacted for an employment reference regarding Executive, the Company shall provide the prospective employer with a copy of the Press Release in addition to confirming Executive's dates of employment, positions, and compensation information.

         (d) If a court has reached a final determination that Executive or his Representatives violated Section 10(a) and that such violation has caused identifiable monetary damage to the Company, the Company shall be entitled to stop paying Executive under Section 2, recoup from Executive all amounts paid under Section 2, and cancel any unexercised portion of the Option.

11.      Future Cooperation.

         For a period of two years after the Effective Date, Executive shall provide reasonable assistance to the Company in any pending or future litigation in which the Company is a party by providing the Company with factual information known to Executive that is relevant to the litigation, and by agreeing to appear for deposition on behalf of the Company without the necessity of a subpoena; provided, however, that Executive shall not be required to provide any such assistance if, upon advice of counsel, he has a good faith belief that his own interests may be adverse to the Company's interests in such litigation. Executive shall be obligated to provide


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such assistance or testimony (absent a subpoena) only on dates and at times and places acceptable to him in his reasonable discretion. The Company shall reimburse Executive for all reasonable travel and incidental expenses incurred in providing such assistance and approved by the Company in advance in writing; provided, however, that Executive shall not be entitled to reimbursement or compensation for his time.

12.      Attorneys' Fees, Costs and Expenses.

         If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

13.      No Coercion, Understanding, Consultation with Attorney.

         Executive acknowledges, represents and warrants that (a) he has been advised to and has had an opportunity to consult with an attorney prior to deciding whether to enter into this Agreement, and (b) he is entering into this Agreement knowingly and voluntarily with full understanding of the nature and effect of this Agreement and not as a result of duress or influence by the Company or any other person or mistake of law or fact. The Company acknowledges, represents and warrants that (a) it has been advised to and has had an opportunity to consult with an attorney prior to deciding whether to enter into this Agreement, and (b) it is entering into this Agreement knowingly and voluntarily with full understanding of the nature and effect of this Agreement and not as a result of duress or influence by Executive or any other person or mistake of law or fact.

14.      Notices.

         Any notice under this Agreement shall not be effective unless provided to the other party and its counsel in writing and sent via certified mail, overnight courier service (with proof of


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delivery), or facsimile (with confirmation of receipt) and addressed to the appropriate party and its counsel at the addresses set forth below, or sent to the facsimile numbers of the appropriate party and its counsel set forth below, or at such other addresses, or facsimile numbers, as the party shall designate from time to time in a like written notice. Notice shall be effective three (3) days after it is sent by certified mail, on the date actually received if sent by overnight courier service, which date shall be determined by such courier service's confirmation of receipt, or upon receipt if sent by facsimile, which date shall be determined by the facsimile confirmation. The addresses and facsimile numbers for each party and its counsel, if any, are:

           if to Executive:                if to Company:

           C. Todd Bottorff                eResource Capital Group, Inc.
           654 East Morningside Drive      Attention:  Michael Pruitt
           Atlanta, Georgia  30324         5935 Carnegie Blvd
           Facsimile: 404-879-0603         Suite 101
                                           Charlotte, North Carolina  28209
                                           Facsimile:  (704) 553-7136

           with copies to his counsel:     with copies to its counsel

           King & Spalding                 Rogers & Hardin
           Attn: Scott G. Blews and        Attn:  David Thunhorst
                 Raymond E. Baltz          Suite 2700 International Tower
           191 Peachtree Street            Peachtree Center
           Atlanta, Georgia 30303-1763     229 Peachtree Street, N.E.
           Facsimile: (404) 572-5100       Atlanta, Georgia  30303
                                           Facsimile:  (404) 525-2224

15.      Applicable Law.

         This Agreement has been entered into in and shall be governed by and construed under the laws of the State of Georgia without reference to the choice of law principles thereof.


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16.      Modification; Severability.

         If fulfillment of any provision of this Agreement or the provisions of other agreements expressly incorporated herein, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced or modified to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate any portion thereof in whole or in part, then such clause or provision only shall be held ineffective as though not herein contained, and the remainder of the Agreement shall remain in full force and effect.

17.      Entire Agreement; Miscellaneous.

         Executive and the Company acknowledge and agree that they are not relying on any representations, oral or written, other than those expressly contained in this Agreement. This Agreement and the provisions of other agreements expressly incorporated herein supersede all prior agreements, proposals, negotiations, conversations, discussions and course of dealing between the parties with respect to the subject matter hereof. Section headings are for convenience of reference only and are not intended to create substantive rights or obligations. This Agreement may be executed in counterparts (whether by facsimile or otherwise), each of which shall be deemed an original, and together shall constitute one and the same Agreement.


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18.      No Exclusive Remedies.

         The remedies provided under this Agreement are not exclusive but are in addition to any and all other remedies at law, in equity or otherwise.


-------------------------------                --------------------------
Todd Bottorff, Executive                       Date


Sworn to and subscribed before me this ___________ day of ___, 2000.


-------------------------------
Notary Public


My Commission Expires:
                       --------------------

eResource Capital Group, Inc.


By:
    -----------------------------              --------------------------
    Michael Pruitt,                            Date
    Chief Executive Officer


Sworn to and subscribed before me this ___________ day of ___, 2000.

-------------------------------
Notary Public

My Commission Expires:
                       ------------------


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